                                                                    Exhibit 99.1

                          [LETTERHEAD OF PAPA JOHN'S]

Contact:  D. Ross Davison
          Chief financial Officer and Treasurer
          (205) 836-1212

FOR IMMEDIATE RELEASE
---------------------

                        PJ AMERICA REPORTS EARNINGS AND
                      REVENUES FOR SECOND QUARTER OF 1997


Birmingham, Alabama, July 9, 1997

     PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc., announced revenues of $12.0 million and pro forma net income of $841 thousand for the second quarter ended June 29, 1997. These results compare to pro forma revenues of $9.4 million and pro forma net income of $458 thousand for the same period in 1996. Pro forma net income per share for the quarter was 16 cents compared to 13 cents for the second quarter of 1996, with 50% more shares outstanding in 1997. The above pro forma results include expenses of $124 thousand incurred in connection with the merger of Ohio Pizza Delivery (OPD), which have been expensed in the second quarter of 1997.

     The pro forma financial results for all periods discussed above have been restated to give retroactive effect to the merger with OPD on June 5, 1997, in a transaction accounted for as a pooling of interests, as if the merger had occurred at the beginning of fiscal 1996. The pro forma financial results for the three and six months ended in 1996 are presented as if the Company had acquired the Virginia restaurants at the beginning of 1996. The Virginia restaurants were acquired by the Company on October 30, 1996, concurrent with the closing of the Company's initial public offering.

     Comparable restaurant sales for the quarter increased 8.8%. During the second quarter, three restaurants were opened, as planned, and the Company acquired eight restaurants in the OPD merger. The increase in revenues and net income were primarily due to the increase in comparable restaurant sales, sales from additional restaurants, and improved operating margins.

     At June 29, 1997, the Company operated 60 Papa John's restaurants in Alabama, Virginia, Texas and Ohio.


                          [LETTERHEAD OF PAPA JOHN'S]



                              Three Months Ended         Six Months Ended
                              ------------------         ----------------
                              June 29,   June 30,        June 29,     June 30,
                              --------   --------        --------     --------
                              1997 (1)   1996 (2)        1997 (1)     1996 (2)
                              --------   --------        --------     --------
Restaurant sales              $11,985    $9,397          $22,591      $17,920

Net income                    $   841    $  458          $ 1,686      $   885

Net income per share          $  0.16    $ 0.13          $  0.33      $  0.26

Wtd. average shares             5,169     3,444            5,180        3,444



(1) Pro forma information has been restated to give retroactive effect to the merger with OPD, accounted for as a pooling of interests, and reflects a pro forma provision for income taxes for all periods, where appropriate, as if OPD was a C corporation rather than an S corporation. It also includes
     OPD merger expenses of $124 thousand, which have been expensed in the second quarter of 1997.

(2) Pro forma information has been restated to give retroactive effect to the merger with OPD, accounted for as a pooling of interests, and represents the operations of the Company as if the acquisition of the Virginia restaurants had occurred at the beginning of 1996, and reflects a pro forma provision for income taxes for all periods, where appropriate, as if the Company and OPD were C corporations rather than S corporations.


(All data above in thousands except per share amounts)


                               PJ AMERICA, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                   Three Months Ended               Six Months Ended
                                                 -----------------------        -------------------------
                                                 June 29,       June 30,         June 29,        June 30,
                                                 1997 (1)       1996 (2)         1997 (1)        1996 (2)
                                                 ---------      --------        ---------       ---------
(In thousands, except per share amounts)

Restaurant sales                                 $  11,985       $  9,397        $  22,591      $  17,920

Cost and expenses:
     Cost of sales                                   3,825          3,161            7,198          6,028
     Salaries and benefits                           3,077          2,253            5,792          4,409
     Other operating expenses                        2,899          2,317            5,380          4,381
                                                 ---------       --------        ---------      ---------
                                                     9,801          7,731           18,370         14,818

     General and administrative expenses               591            598            1,156          1,037
     Merger expenses                                   124            -                124            -
     Depreciation and amortization                     307            260              600            502
                                                 ---------       --------        ---------      ---------
Total costs and expenses                            10,823          8,589           20,250         16,357
                                                 ---------       --------        ---------      ---------
Operating income                                     1,162            808            2,341          1,563

Other income (expense), net                            168            (71)             324           (137)
                                                 ---------       --------        ---------      ---------
Income before income taxes                           1,330            737            2,665          1,426

Income tax expense                                     468              3              882              9
                                                 ---------       --------        ---------      ---------
Net income                                       $     862       $    734        $   1,783      $   1,417
                                                 =========       ========        =========      =========

Pro forma information:  (1) (2)
     Income before income taxes                  $   1,330       $    737        $   2,665      $   1,426

     Pro forma income tax expense                      489            279              979            541
                                                 ---------       --------        ---------      ---------
     Pro forma net income                        $     841            458            1,686      $     885
                                                 =========       ========        =========      =========
     Pro forma net income per share              $    0.16       $   0.13        $    0.33      $    0.26
                                                 =========       ========        =========      =========
Weighted average shares outstanding                  5,169          3,444            5,180          3,444
                                                 =========       ========        =========      =========

(1) Pro forma information has been restated to give retroactive effect to the merger with OPD, accounted for as a pooling of interests, and reflects a pro forma provision for income taxes for all periods, where appropriate, as if OPD was a C corporation rather than an S corporation. It also includes OPD merger expenses of $124 thousand, which have been expensed in the second quarter of 1997.

(2) Pro forma information has been restated to give retroactive effect to the merger with OPD, accounted for as a pooling of interests, and represents the operations of the Company as if the acquisition of the Virginia restaurants had occurred at the beginning of 1996, and reflects a pro forma provision for income taxes for all periods, where appropriate, as if the Company and OPD were C corporations rather than S corporations.